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                                                                    EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 19, 1998, accompanying the consolidated financial statements of Phoenix Network, Inc. and subsidiaries as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, appearing in the Registration Statement. We hereby consent to the use of our report on the aforementioned consolidated financial statements in the Registration Statement and to the use of our name as it appears under the caption "EXPERTS."


                                        GRANT THORNTON LLP


Denver, Colorado
_________ ___, 1998